UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/23/2004

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11900 Crownpoint Drive, San Antonio, TX 78233
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

See Item 1.02.

Item 1.02.    Termination of a Material Definitive Agreement

On December 20, 2004, Analytical Surveys, Inc. (the "Company") and Wayne Fuquay, the Company's Chief Executive Officer, President and director, mutually agreed to terminate Mr. Fuquay's employment agreement. Mr. Fuquay is departing the Company to pursue other interests. On December 23, 2004 the Company entered into a confidential Mutual Release and Settlement Agreement of All Claims pursuant to which the Company paid Mr. Fuquay $66,950.45, representing the remaining base salary and related benefits under his employment agreement, and vested pro rata 56,250 options previously granted to Mr. Fuquay. As stated in the Current Report on Form 8-K filed by the Company on December 21, 2004, the Board of Directors of the Company has appointed Lori Jones, who has served as the Company's Chief Financial Officer since January 2003 and joined the Company's board of directors last week, as Chief Executive Officer.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: December 23, 2004.	By:	/s/ Lori Jones
Lori Jones
Chief Executive Officer